Exhibit 99.1

Itron Acquisition of Silver Spring Networks Clears Antitrust Review

LIBERTY LAKE, Wash. & SAN JOSE, Calif.--(BUSINESS WIRE)--December 5, 2017--Itron, Inc. (NASDAQ: ITRI) and Silver Spring Networks, Inc. (NYSE: SSNI) announced today the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) with respect to Itron’s acquisition of Silver Spring Networks has expired.

The expiration of the HSR Act waiting period satisfies one of the conditions to the closing of the pending acquisition, which remains subject to other customary closing conditions, including the approval of Silver Spring’s stockholders.

Both companies expect to close the transaction in early 2018.

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

About Silver Spring Networks

Silver Spring Networks enables the Internet of Important Things™ by reliably and securely connecting things that matter. Cities, utilities, and companies on five continents use the company’s cost-effective, high-performance IoT network and data platform to operate more efficiently, get greener, and enable innovative services that can improve the lives of millions of people. With more than 27.3 million devices delivered, Silver Spring provides a proven standards-based platform safeguarded with military grade security. Silver Spring Networks’ customers include Baltimore Gas & Electric, CitiPower & Powercor, ComEd, Consolidated Edison, CPS Energy, Florida Power & Light, Pacific Gas & Electric, Pepco Holdings, and Singapore Power. Silver Spring has also deployed networks in Smart Cities including Copenhagen, Glasgow, Paris, Providence, and Stockholm. To learn more, visit www.ssni.com.

Forward-Looking Statements

This release contains forward-looking statements within in the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our expectations about the expected timing of the completion of our previously announced pending acquisition of Silver Spring Networks. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, failure to satisfy conditions to the completion of the acquisition of Silver Spring Networks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2016 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

CONTACT:
Itron, Inc.
Media Contact:
Angela Lockwood, 509-891-3524
Director, Global Marketing
or
Investor Contact:
Barbara Doyle, 509-891-3443
Vice President, Investor Relations
or
Silver Spring Networks
Media Contact:
Amy Nunnemacher, 669-770-4183
Senior Manager, Public Relations
or
Investor Contact:
Mark McKechnie, 669-770-4664
Vice President, Investor Relations